CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference in the amendment to the May 15, 1995 Registration Statement of TSI Incorporated on Form 8-K of our report dated June 26, 1995 on the financial statements of Alnor Instrument Company for the year ended December 31, 1994.

                              /s/ Gilson Labus & Silverman
Chicago, Illinois
July 10, 1995